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                                                                    EXHIBIT 99.6

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This announcement is neither an offer to purchase nor a solicitation of an offer to sell Network Associates Shares (as defined below). The Offer (as defined below) is made by the Prospectus (as defined below) and the related letter of transmittal and any amendments or supplements thereto, and is being made to all holders of McAfee.com Shares (as defined below). This Offer, however, is not being made to, nor will McAfee.com Shares be accepted from or on behalf of, holders of McAfee.com Shares in any jurisdiction in which the making of the
Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. McAfee.com Holdings (as defined below) may in its discretion, however, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of McAfee.com Shares in such jurisdiction.

                           NOTICE OF OFFER TO EXCHANGE
                EACH OUTSTANDING SHARE OF CLASS A COMMON STOCK
                                       OF
                             MCAFEE.COM CORPORATION
                       FOR 0.675 SHARES OF COMMON STOCK OF
                            NETWORKS ASSOCIATES, INC.
                                       BY
                         MCAFEE.COM HOLDINGS CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF
                            NETWORKS ASSOCIATES, INC.

         McAfee.com Holdings Corporation ("McAfee.com Holdings"), a Delaware corporation and a wholly-owned subsidiary of Networks Associates, Inc., a Delaware corporation ("Network Associates"), is offering to exchange 0.675 shares of common stock, par value $0.01 per share, of Network Associates ("Network Associates Shares") for each outstanding share of Class A common stock, par value $0.001 per share (the "McAfee.com Shares"), of McAfee.com Corporation, a Delaware corporation ("McAfee.com"), upon the terms and subject to the conditions set forth in the Prospectus dated March 29, 2002 (the "Prospectus") and in the related letter of transmittal (which, together with the Prospectus and any amendments or supplements thereto, collectively constitute the "Offer"). Network Associates currently owns 100% of the outstanding shares of Class B common stock of McAfee.com, which is convertible at any time into Class A common stock of McAfee.com. The Class B common stock owned by Network Associates currently represents approximately 75% of the outstanding common stock of McAfee.com. Stockholders of record who tender their McAfee.com Shares directly to the Exchange Agent (as defined below) will not be obligated to pay brokerage fees or commissions, if any, on the exchange of McAfee.com Shares pursuant to the Offer. Stockholders who hold their McAfee.com Shares through a broker or bank should consult such institution as to whether it charges any service fees or commissions. McAfee.com Holdings will pay all charges and expenses of EquiServe Trust Company, N.A., which is acting as exchange agent (the "Exchange Agent"), and D.F. King & Co., Inc., which is acting as information agent (the "Information Agent"), incurred in connection with the Offer. If the Offer is completed, Network Associates will effect a "short-form" merger of McAfee.com and McAfee.com Holdings, in which each then outstanding publicly-held McAfee.com Share (except for any McAfee.com Shares as to which appraisal rights are properly perfected) will be exchanged for the same number of Network Associates Shares as provided in the Offer.

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         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
         EASTERN TIME, ON FRIDAY, APRIL 25, 2002, UNLESS THE OFFER IS
         EXTENDED.
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         THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THE TENDER OF A
SUFFICIENT NUMBER OF MCAFEE.COM SHARES SUCH THAT, AFTER COMPLETION OF THE OFFER, NETWORK ASSOCIATES WILL OWN AT LEAST 90% OF THE OUTSTANDING COMMON STOCK OF MCAFEE.COM.

         For purposes of the Offer, McAfee.com Holdings shall be deemed to have accepted for exchange McAfee.com Shares validly tendered and not properly withdrawn as, if and when McAfee.com Holdings gives written notice thereof to the Exchange Agent. Exchange of McAfee.com Shares accepted for exchange pursuant to the Offer will be made by deposit of Network Associates Shares with the Exchange Agent, which will act as agent for the tendering stockholders for the purpose of receiving Network Associates Shares from Network Associates and transmitting such shares (plus cash in lieu of fractional shares) to tendering stockholders. In all cases, exchange of McAfee.com Shares will be made only after timely receipt by the Exchange Agent of (i) certificates for such McAfee.com Shares or a confirmation of a book-entry transfer of such McAfee.com Shares into the Exchange Agent's account at The Depository Trust Company ("DTC"), (ii) a properly completed and duly executed letter of transmittal or an agent's message (as defined in the Prospectus) in connection with a book-entry transfer and (iii) any other documents required by the letter of transmittal, or the tendering stockholder must comply with the guaranteed delivery procedures described in the Prospectus. No fractional shares of Network Associates Shares will be issued pursuant to the Offer, nor will interest be paid by Network Associates or McAfee.com Holdings in any circumstances, regardless of any delay in making such exchange.

         The term "Expiration Date" means 12:00 midnight, Eastern Time, on Friday, April 25, 2002, unless McAfee.com Holdings extends the period of time for which the Offer is open, in which event, the term "Expiration Date" shall mean the latest time and date at which the Offer, as so extended by McAfee.com Holdings, shall expire.

         McAfee.com Holdings expressly reserves the right, at any time or from time to time, in its sole discretion if any of the conditions specified in the Prospectus under the caption "Conditions of the Offer" have not been satisfied,
(i) to extend the period of time during which the Offer is open by giving written notice of such extension to the Exchange Agent and by making a public announcement of such extension no later than 9:00 a.m., Eastern Time, on the next business day after the previously scheduled expiration date, or (ii) to amend the Offer in any respect by making a public announcement of such amendment.

         Tenders of McAfee.com Shares made pursuant to the Offer may be withdrawn at any time on or prior to the Expiration Date, and unless accepted for exchange pursuant to the Offer, may also be withdrawn at any time after June 1, 2002. To be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth on the back cover page of the Prospectus and must specify the name of the person who tendered the McAfee.com Shares to be withdrawn and the number of McAfee.com Shares to be withdrawn precisely as they appear in the letter of transmittal. If the McAfee.com Shares to be withdrawn have been delivered to the Exchange Agent, a signed notice of withdrawal with signatures guaranteed by an eligible institution (as defined in the Prospectus) must be submitted prior to the release of such McAfee.com Shares (except that such signature guarantee requirement is not applicable in the case of McAfee.com Shares tendered by an eligible institution). In addition, such notice must specify, in the case of McAfee.com Shares tendered by delivery of certificates, the name of the registered holder (if different from that of the tendering stockholder) and the serial numbers shown on the particular certificates evidencing the McAfee.com Shares to be withdrawn or, in the case of McAfee.com Shares tendered by book-entry transfer, the name and number of the account at the DTC from which the shares were transferred and must otherwise comply with DTC's procedures. All questions as to the form of documents (including notices of withdrawal) and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of McAfee.com Shares will be determined by McAfee.com Holdings in its sole discretion, which determination shall be final and binding on all tendering stockholders. None of Network Associates, McAfee.com Holdings, the Exchange Agent, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in tenders or any notice of withdrawal or incur any liability for failure to give any such notification.

         The information required to be disclosed by Rule 14(d)(6) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, is contained in the Prospectus and is incorporated herein by reference.

         The Prospectus, the related letter of transmittal and other relevant materials are being mailed to record holders of McAfee.com Shares and furnished to brokers, dealers, banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the stockholder list of McAfee.com or, if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of McAfee.com Shares.

         THE PROSPECTUS, THE LETTER OF TRANSMITTAL AND THE RELATED MATERIALS CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

         Requests for additional copies of the Prospectus, the related letter of transmittal and other Offer materials should be directed to the Information Agent, at its address and telephone number as set forth below, and copies will be furnished promptly at McAfee.com Holdings' expense. Questions and requests for assistance may be directed to the Information Agent.


                     The Information Agent for the Offer is:
                              D.F. KING & CO., INC.
                          77 Water Street New York, New
                                   York 10005
                        Call Collect: (212) 269-5550 or
                         CALL TOLL-FREE: (800) 431-9643

March 29, 2002
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